Exhibit 1
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                             JOINT FILING AGREEMENT
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         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Cardiothoracic Systems, Inc. or any subsequent acquisitions or dispositions of equity securities of Cardiothoracic Systems, Inc. by any of the undersigned.

Date: June 11, 1998

                             VERTICAL FUND ASSOCIATES, L.P.
                             BY: THE VERTICAL GROUP, L.P.
                                 General Partner



                             By: /s/ John E. Runnells
                                 ------------------------------
                                 John E. Runnells
                                 General Partner


                             VERTICAL LIFE SCIENCES, L.P.
                             BY: THE VERTICAL GROUP, L.P.
                                 General Partner



                             By: /s/ John E. Runnells
                                 ------------------------------
                                 John E. Runnells
                                 General Partner




                                 /s/ Stephen D. Baksa
                                 ------------------------------
                                 Stephen D. Baksa




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